UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

EyePoint Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD NOVEMBER 10, 2022

Dear Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the “Special Meeting”), of EyePoint Pharmaceuticals, Inc. (the “Company”), will be held on November 10, 2022 at 9:00 a.m., Eastern Standard Time. The Special Meeting will be a virtual meeting via live webcast on the Internet. You will not be able to attend the Special Meeting in person. Instead, you will be able to attend the Special Meeting by visiting http://www.meetnow.global/MMLNNFK.

The Special Meeting will be held for the purpose of approving an amendment to the EyePoint Pharmaceuticals, Inc. Amended and Restated 2016 Long-Term Incentive Plan, as amended, to increase the number of shares authorized for issuance thereunder by 2,000,000 shares (the “Plan Amendment Proposal”).The Company’s Board of Directors unanimously recommends that stockholders vote FOR the Plan Amendment Proposal. During the ten days before the Special Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call John Mercer, our Director of IP and Corporate Counsel, at (508) 934-6243 to arrange the inspection.

Stockholders of record at the close of business on September 23, 2022, the record date of the Special Meeting, are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement of the Special Meeting.

The accompanying proxy statement includes further details with respect to the proposal to be considered at the Special Meeting. This notice of Special Meeting and the accompanying proxy statement contain important information and should be read in their entirety. If you are in doubt as to how you should vote at the Special Meeting, you should seek advice from your legal counsel, accountant or other professional adviser prior to voting.

By Order of the Board of Directors

Ron Honig
Chief Legal Officer and Company Secretary

September 28, 2022

Watertown, Massachusetts

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting of Stockholders to be Held on November 10, 2022:
Copies of our Proxy Materials, consisting of the Notice of Special Meeting and the Proxy Statement are available at www.edocumentview.com/EYPT-SP for street holders and www.envisionreports.com/EYPT-SP for registered holders

In this proxy statement, the words “EyePoint,” “the Company,” “we,” “our,” “ours,” “us” and similar terms refer to EyePoint Pharmaceuticals, Inc. and its consolidated subsidiaries, unless the context indicates otherwise.

The Notice of 2022 Special Meeting of Stockholders and Proxy Statement are being distributed and made available on or about September 28, 2022.

SPECIAL MEETING OF STOCKHOLDERS

To Be Held November 10, 2022

This proxy statement (the “Proxy Statement”), is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of EyePoint Pharmaceuticals, Inc. (“we,” “us,” or the “Company”) for a Special Meeting of Stockholders to be held on November 10, 2022 at 9:00 a.m., Eastern Standard Time, virtually at http://www.meetnow.global/MMLNNFK, and for any adjournment or postponement thereof (the “Special Meeting”) for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING TO BE HELD ON NOVEMBER 10, 2022. Our Proxy Statement is available at www.edocumentview.com/EYPT-SP for street holders and www.envisionreports.com/EYPT-SP for registered holders.

The Board has made these proxy materials available to you on the Internet, or, upon your request, has delivered a printed or e-mail copy of these proxy materials to you, in connection with its solicitation of proxies for use at the Special Meeting. We will begin sending the Notice of Internet Availability of Proxy Materials (the “Notice”) on or about September 28, 2022. You received proxy materials because you owned shares of our common stock at the close of business on September 23, 2022 (the “Record Date”), and that entitles you to vote at the Special Meeting. These proxy materials describe the matters on which the Board would like you to vote and contain information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (“SEC”) when we solicit your proxy.

QUESTIONS AND ANSWERS

ABOUT

THE PROXY MATERIALS AND VOTING

Proxy Materials

What is in this Proxy Statement?

This Proxy Statement describes the proposal on which we would like you, as a stockholder, to vote at the Special Meeting. It gives you information on the proposal, as well as other information about us, so that you can make an informed decision on whether or how to vote your stock.

What is the purpose of the Special Meeting?

We are holding the Special Meeting for the purpose of approving an amendment to the EyePoint Pharmaceuticals, Inc. Amended and Restated 2016 Long-Term Incentive Plan, as amended (the “2016 Plan”), to increase the number of shares authorized for issuance thereunder by 2,000,000 shares (the “Plan Amendment Proposal”), which is described in more detail below in this Proxy Statement.

Who is entitled to vote at the Special Meeting?

Only stockholders of record as of the close of business on September 23, 2022 are entitled to notice of, and to vote at, the Special Meeting. During the ten days before the Special Meeting, you may inspect a list of stockholders eligible to vote. If you would like to inspect the list, please call John Mercer, our Director of IP and Corporate Counsel, at (508) 934-6243 to arrange the inspection.

How many shares of common stock can vote?

There were 34,072,155 shares of our common stock outstanding as of the close of business on the Record Date. Each stockholder entitled to vote at the Special Meeting may cast one vote for each share of common stock owned by him, her or it that has voting power upon each matter considered at the Special Meeting. As to the proposal, holders of our common stock may vote “FOR,” “AGAINST,” or “ABSTAIN.”

Voting Information

How does the Board recommend that I vote?

The Board recommends that you vote your shares FOR the Plan Amendment Proposal. See the “Plan Amendment Proposal” section of this Proxy Statement for information on this proposal and the Board’s recommendation.

What is the difference between holding shares as a “stockholder of record” as compared to as a “beneficial owner”?

Most of our stockholders hold their shares as a beneficial owner through a broker, bank, trust or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

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Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare Trust Company N.A., you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote personally at the Special Meeting. You will need the control or account number included in the Notice or your proxy card or included in the email to you if you received the proxy materials by email in order to be able to vote your shares or submit questions during the Special Meeting. If you do not wish to vote personally or you will not be attending the Special Meeting, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of these proxy materials, you can also vote by telephone or mail by following the instructions contained in the proxy card that accompanied these materials. See “How can I vote my shares without attending the Special Meeting?” below.

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Beneficial Owner: If your shares are held through a broker, bank, trust or other nominee, like the majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other nominee how to vote the shares in your account. Since a beneficial owner is not the stockholder of record, you may not vote your shares personally at the Special Meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares at the Special Meeting. If you do not wish to vote personally or you will not be attending the Special Meeting, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of these proxy materials, you can also vote by telephone or by mail by following the instructions on the voting instruction card provided to you by your broker, bank, trustee, or other nominee. See “How can I vote my shares without attending the Special Meeting?” below.

How can I vote my shares personally at the Special Meeting?

You may vote your shares held in your name as the stockholder of record personally while participating in the Special Meeting live via the Internet at http://www.meetnow.global/MMLNNFK using your unique control number that was included in the Notice that you received in the mail, or, if you requested to receive a printed or email copy of these proxy materials, the proxy card that accompanied these materials.

If your shares are held beneficially in street name, you may still vote them at the Special Meeting live via the Internet at http://www.meetnow.global/MMLNNFK only if you obtain a legal proxy from the broker, bank, trustee, or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Special Meeting live via the Internet, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Special Meeting personally.

How can I vote my shares without attending the Special Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Special Meeting.

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Stockholder of Record: If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested a printed or email copy of these proxy materials, you can also vote by telephone or mail by following the instructions on the proxy card that accompanied these materials.
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Beneficial Owner: If you hold shares beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the voting instructions provided to you by your broker, bank, trustee or other nominee, or, if you requested to receive a printed or email copy of these proxy materials, you can also vote by telephone or mail by following the instructions on the voting instruction card provided to you by your broker, bank, trustee, or other nominee.

Can I change my vote or revoke my proxy?

If you are the stockholder of record, you may change your vote at any time prior to the taking of the vote at the Special Meeting by:

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granting a new proxy bearing a later date by following the instructions provided in the Notice, or, if you requested to receive a printed or email copy of these proxy materials, the proxy card that accompanied these materials;
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providing a written notice of revocation to our Company Secretary at 480 Pleasant Street, Suite A-210, Watertown, MA 02472, which notice must be received by our Company Secretary before the Special Meeting; or
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attending the Special Meeting live via the Internet and voting personally.

If you hold shares beneficially in street name, you may change your vote by:

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submitting new voting instructions to your broker, bank, trustee, or other nominee by following the instructions provided in the instructions sent to you by your broker, bank, trustee or other nominee; or

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if you have obtained a valid legal proxy and control number from your broker, bank, trustee, or other nominee giving you the right to vote your shares, by attending the Special Meeting via the Internet and voting personally using the valid legal proxy.

Note that for both stockholders of record and beneficial owners, attendance at the Special Meeting will not cause your previously granted proxy or voting instructions to be revoked unless you specifically so request or vote via the Internet personally at the Special Meeting.

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using any of the methods discussed above, you will be appointing as your proxies Nancy S. Lurker, our President and Chief Executive Officer, and Ron I. Honig, our Chief Legal Officer and Company Secretary. They may act together or individually on your behalf, and will have the authority to appoint a substitute to act as proxy. Whether or not you expect to attend the Special Meeting, we request that you please use the means available to you to vote by proxy so as to ensure that your shares of common stock may be voted.

Is my vote confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our Company or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.

What is a “broker non-vote”?

If you are a beneficial owner of shares held by a broker, bank, trust or other nominee and you do not provide your broker, bank, trustee or other nominee with voting instructions, your shares may constitute “broker non-votes”. Broker non-votes occur on a matter when the broker, bank, trustee or other nominee is not permitted under applicable stock exchange rules to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters.

The Plan Amendment Proposal is considered a “non-routine” matter. Therefore, if you are a beneficial owner of shares held in street name and do not provide voting instructions, your shares will not be voted on the Plan Amendment Proposal, and a broker non-vote will occur on the matter. In tabulating the voting result for the Plan Amendment Proposal, shares that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of the Plan Amendment Proposal, assuming that a quorum is obtained.

How many shares must be present or represented to conduct business at the Special Meeting?

A “quorum” is necessary to conduct business at the Special Meeting. A quorum is established if the holders of one-third of all shares issued and outstanding and entitled to vote at the Special Meeting are present at the Special Meeting, either in person via virtual communication or represented by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum at the Special Meeting. If a quorum is not present, the Special Meeting will be adjourned until a quorum is obtained.

What are the voting requirements to approve the proposal discussed in this Proxy Statement?

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Plan Amendment Proposal. Votes may be cast: FOR, AGAINST or ABSTAIN. The approval of the Plan Amendment Proposal requires the affirmative vote of a majority of the votes properly cast on the matter. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

Who will bear the cost of soliciting votes for the Special Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. Our directors, officers and employees may solicit proxies or votes in person, by telephone or by electronic communication. We will not pay our directors, officers or employees any additional compensation for these services. We will ask brokers, banks, trustees and other nominees to forward the proxy materials to their principals and to obtain authority to execute proxies and will reimburse them for certain costs in connection therewith.

Who will count the votes?

Votes will be counted by the inspector of election appointed for the Special Meeting.

Where can I find the voting results of the Special Meeting?

We will announce preliminary voting results at the Special Meeting and disclose the final voting results in a Current Report on Form 8-K that we will file with the SEC within four business days of the Special Meeting.

Attending the Special Meeting

Why is the Special Meeting being held virtually?

By hosting the Special Meeting online, we are able to communicate more effectively with our stockholders, enable increased attendance and participation from locations around the world, reduce costs and increase overall safety for both EyePoint and its stockholders. The virtual meeting has been designed to provide the same rights to participate as you would have at an in-person meeting. You will be able to vote online during the Special Meeting, change a vote you may have submitted previously, or ask questions online that will be reviewed and answered by the speakers. You will only be able to participate in this manner if you log in with your holder control number.

How can I attend the Special Meeting?

The Special Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the Special Meeting only if you were a stockholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held.

You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting http://www.meetnow.global/MMLNNFK. You also will be able to vote your shares online by attending the Special Meeting by webcast.

To participate in the Special Meeting, you will need to review the information included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 9:00 a.m., Eastern Standard Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this Proxy Statement.

Can I submit a question for the Meeting?

Stockholders who attend the Special Meeting by webcast by visiting http://www.meetnow.global/MMLNNFK will have an opportunity to submit questions in writing during a portion of the Special Meeting. Instructions for submitting a question during the Special Meeting will be provided on the Special Meeting website. We will endeavor to answer as many submitted questions as time permits; however, we reserve the right to exclude questions regarding topics that are not pertinent to Special Meeting matters or Company business or are inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Any questions that are appropriate and pertinent to the Special Meeting but cannot be answered during the Special Meeting due to time constraints will be answered and posted on the “Investors – Governance Documents” page of our Company’s website at www.eyepointpharma.com, as soon as practicable after the Special Meeting.

What should I do if I need technical support during the Special Meeting?

The Special Meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Attendees should ensure they have a strong internet connection, allow plenty of time to log in, and can hear streaming audio prior to the start of the Special Meeting.

If you experience any technical difficulties accessing the Special Meeting or during the Special Meeting, please call the toll-free number that will be available on our virtual stockholder login site (at http://www.meetnow.global/MMLNNFK) for assistance. We will have technicians ready to assist you with any technical difficulties you may have beginning 15 minutes prior to the start of the Special Meeting, and the technicians will be available through the conclusion of the Special Meeting. Additional information regarding matters addressing technical and logistical issues, including technical support during the Special Meeting, will be available on the Special Meeting website.

How do I register to attend the Special Meeting virtually on the Internet?

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Special Meeting virtually on the Internet. Please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Special Meeting virtually on the Internet. To register to attend the Special Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Company holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Standard Time, on November 7, 2022.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com.

By mail:

Computershare
EyePoint Pharmaceuticals, Inc. Legal Proxy

P.O. Box 43001
Providence, RI 02940-3001

PROPOSAL 1

PLAN AMENDMENT PROPOSAL

On September 15, 2022, the Board unanimously approved, subject to stockholder approval, an amendment (the “2016 Plan Amendment”) to the EyePoint Pharmaceuticals, Inc. Amended and Restated 2016 Long-Term Incentive Plan, as amended (the “2016 Plan”). We are asking our stockholders to approve the 2016 Plan Amendment approved by the Board. If approved by stockholders, the 2016 Plan Amendment would increase the number of shares of our common stock that may be issued under the 2016 Plan by 2,000,000, increasing the maximum number of shares issuable under the 2016 Plan from 3,900,000 to 5,900,000 (the “Share Increase”).

Our future success continues to depend, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating persons who are expected to make important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives. The life sciences industry in the Cambridge and Boston, Massachusetts market is highly competitive, and our results are largely attributable to the talents, expertise, efforts and dedication of our employees. Our compensation program, including the broad-based granting of equity compensation, is the primary means by which we attract and recruit new employees, as well as retain our most experienced and skilled employees.

Equity compensation is fundamental to our compensation philosophy and core objectives of paying for performance and aligning the interests of employees with those of stockholders. A significant portion of our employees' compensation is provided in the form of equity. We believe that equity awards, and the potential they hold for appreciation through an increase in our stock price, support our pay-for-performance philosophy, provide further incentive to our employees to focus on creating long-term stockholder value and create an ownership culture that links employees' interests with those of our stockholders and our long-term results, performance, and financial condition. Maintaining the competitiveness of our equity program has become increasingly difficult due to the recent market volatility experienced in the stock market, especially in life sciences.

In the current labor market, we are often competing for highly skilled and sought-after talent with companies that have evergreen provisions which replenish their equity plans on an annual basis with new available shares. We have no such provision and do not receive any automatic, annual refreshes. The shares we formally request through stockholders are the only shares that will be available under 2016 Plan.

These competitive pressures, and the recent sustained market volatility experienced in the life sciences sector have resulted in our 2016 Plan having only approximately 127,000 shares available as of September 23, 2022. Based on this availability, we will be unable to make market-competitive annual grants. Therefore, we are making this request of stockholders now, instead of waiting for our regular 2023 annual meeting of stockholders. We believe, when possible, it is preferable to gain stockholder approval for a new pool of shares instead of making the grants contingent on future stockholder approval which could be demotivating for employees.

As of September 23, 2022, we had 3,421,215 shares of our common stock issuable upon the exercise of stock options outstanding under the 2016 Plan as well as 610,450 inducement options at a total weighted-average exercise price of $13.99, 529,678 shares of our common stock underlying outstanding restricted stock units under the 2016 Plan, and approximately 127,000 shares of our common stock available for the grant of future equity awards under the 2016 Plan.

As of September 23, 2022, the Company’s equity overhang, represented by (a) the sum of all outstanding share options and other awards, plus the number of shares available for issuance pursuant to future awards under the 2016 Plan, as a percentage of (b) the number of ordinary shares outstanding as of September 23, 2022 was 13.8%. If the amendment to the 2016 Plan is approved by our stockholders, our equity overhang would be 19.6%.

Upon the recommendation of the Compensation Committee, the Board has approved, subject to stockholder approval, an amendment to the 2016 Plan to increase the number of shares authorized for issuance under the 2016 Plan by 2,000,000 shares. The Board believes that equity awards provide an important incentive for our employees, including our executive officers, other key employees and our directors, to remain with the Company, to motivate them to help achieve our corporate objectives and to align their interests with those of our stockholders. The Board voted to approve the amendment to the 2016 Plan to ensure that we have sufficient capacity under the 2016 Plan to continue to provide appropriate equity incentives.

On September 23, 2022, the closing price of our common stock on the Nasdaq Global Market was $7.20 per share.

Key Features of the 2016 Plan

The 2016 Plan, as amended, reflects a broad range of compensation and governance best practices, including the following:

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No repricing of awards without stockholder approval. Under the 2016 Plan, awards may not be repriced, replaced or regranted through cancellation or modification without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award.
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No evergreen feature/stockholder approval required for share reserve increases. The 2016 Plan does not provide for an annual increase in the share reserve, and the 2016 Plan may not be amended to increase the share reserve without stockholder approval.
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Conservative Share Reuse Provision. Shares subject to an award under the 2016 Plan are not available for reuse if such shares are delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of an award.
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Minimum vesting requirements. Subject to limited exceptions, no awards granted under the 2016 Plan may vest until the first anniversary of the date of grant.
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Payment of dividends only if underlying awards vest. Under the 2016 Plan, dividends and dividend equivalents in respect of shares underlying an award may not vest or be paid unless and until the award vests.
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Limit on grant date fair value for non-employee directors. Under the 2016 Plan, the aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including all awards granted under the 2016 Plan and any other fees or compensation paid to such director outside of the 2016 Plan for services as director, may not exceed $350,000.

Summary of the Material Terms of the 2016 Plan

The following summary describes the material terms of the 2016 Plan, as proposed to be amended, and provides a general description of the U.S. federal income tax consequences applicable to certain transactions involving awards under the 2016 Plan. The following description of certain features of the 2016 Plan is qualified in its entirety by reference to the full text of (x) Amendment No. 4 to the 2016 Plan and (y) the 2016 Plan, as previously amended, each of which is filed as Annex A to this Proxy Statement.

Plan Administration. The 2016 Plan is administered by the Compensation Committee, which has the authority to, among other things, interpret the 2016 Plan, determine eligibility for, grant and determine, modify or waive the terms and conditions of awards under the 2016 Plan, and to do all things necessary or appropriate to carry out the purposes of the 2016 Plan. As administrator of the 2016 Plan, the Compensation Committee may amend the 2016 Plan at any time, with any such amendment to be conditioned upon stockholder approval only to the extent, if any, approval is required by law or applicable stock exchange requirements, as determined by the Compensation Committee. The Compensation Committee’s determinations under the 2016 Plan are conclusive and binding. The Compensation Committee may delegate certain of its duties, powers and responsibilities as it deems appropriate to one or more of its members (or one or more other members of the Board, including the full Board), our officers or our employees.

Term. No awards will be made after the tenth anniversary of the 2016 Plan’s approval by the Board, or October 3, 2026, but previously granted awards may continue beyond that date in accordance with their terms.

Authorized Shares. As of September 23, 2022, there were approximately 127,000 shares available for the grant of future equity awards under the 2016 Plan. The proposed amendment will increase the number of shares that may be issued under the 2016 Plan by 2,000,000 shares, for a total of approximately 2,127,000 shares, plus 33,674 shares that remained available for grant under the 2008 Equity Incentive Plan (the “2008 Plan”) as of the adoption of the 2016 Plan by the Board on October 3, 2016, and any shares that would otherwise become available for grant under the 2008 Plan thereafter as a result of the termination or forfeiture of awards under the 2008 Plan, subject to adjustment to prevent the dilution or enlargement of rights from stock dividends, stock splits, recapitalization or similar transactions.

The number of shares of common stock delivered in satisfaction of awards under the 2016 Plan will be determined by (i) including shares withheld by us in payment of the exercise price or purchase price of the award or in satisfaction of tax withholding requirements with respect to the award, (ii) including the full number of shares covered by stock appreciation rights (“SARs”) any portion of which is settled in common stock (and not only the number of shares delivered in settlement) and (iii) by excluding any shares underlying awards that expire, become unexercisable, terminate or are forfeited to or repurchased by us without the issuance of common stock. The number of shares available for delivery under the 2016 Plan will not be increased by the amount of any shares delivered under the plan that are subsequently repurchased using proceeds directly attributable to stock option exercises. Shares delivered under the 2016 Plan may be authorized but unissued shares or previously issued shares of our common stock acquired by us.

Section 162(m) Annual Individual Limits. The maximum number of shares for which stock options may be granted to any person in any calendar year is 300,000 shares. The maximum number of shares for which SARs may be granted to any person in any calendar year is 300,000 shares. The maximum number of shares subject to awards other than stock options, SARs or cash awards that may be granted to any person in any calendar year is 300,000 shares. The maximum amount that may be payable to any employee in any calendar year in respect of any cash award is $5,000,000.

Annual Non-Employee Director Limits. The aggregate value of all compensation granted or paid to any non-employee director with respect to any calendar year, including all awards granted under the 2016 Plan and any other fees or compensation paid to such director outside of the 2016 Plan for services as a director, will not exceed $350,000. This limit does not apply to any award or shares of stock granted pursuant to a director’s election to receive an award or shares in lieu of cash retainers or other fees. The Board may make an exception to such limit for any director in extraordinary circumstances, as the Board may determine in its discretion, provided that any director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation.

Eligibility. The Compensation Committee selects participants from among the key employees and directors of, and consultants and advisors to, us and our affiliates. Eligibility for incentive stock options (“ISOs”) is limited to our employees and employees of certain of our affiliates and eligibility for stock options other than ISOs is limited to individuals providing direct services to us or a subsidiary on the date of grant or who we reasonably anticipate will begin providing direct services to us or a subsidiary of ours within twelve months following the date of grant. As of September 23, 2022, 126 employees and 7 non-executive directors would be eligible to participate in the 2016 Plan. On September 23, 2022, the closing price of a share of our common stock was $7.20.

Types of Awards. The 2016 Plan provides for grants of stock options, SARs, restricted and unrestricted stock and stock units, performance awards, other awards convertible into or otherwise based on shares of our stock and cash awards. Dividend equivalents may also be provided in connection with awards under the 2016 Plan, provided that dividends and dividend equivalents payable or credited with respect to an award may not vest or be paid unless and until the award becomes vested. Awards may be settled in shares of our common stock, cash, property, other awards or a combination thereof.

Stock Options and SARs. The 2016 Plan provides for the grant of ISOs, non-qualified stock options (“NSOs”), and SARs. The exercise price of an option, and the base price against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a 10-percent stockholder, 110% of the fair market value) of a share of our common stock on the date of grant. The Compensation Committee determines when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs may have a maximum term of no more than ten years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent stockholder).

Restricted and Unrestricted Stock: A restricted stock award is an award of our common stock subject to restrictions requiring that it be redelivered or offered for sale to us if specified conditions are not met, while an unrestricted stock award is not subject to restrictions.

Stock Units. A stock unit award is an unfunded and unsecured promise, denominated in shares of our common stock, and entitles the participant to receive stock or cash measured by the value of the shares in the future. The delivery of common stock or cash under a stock unit may be subject to the satisfaction of performance or other vesting conditions.

Performance Awards. A performance share award is an award the vesting, settlement or exercisability of which is subject to specified performance criteria.

Cash Awards. A cash award is an award denominated in cash.

Vesting. The Compensation Committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award. The 2016 Plan provides that stock options, SARs, restricted stock, restricted stock units and cash awards granted under the 2016 Plan will be subject to a minimum vesting and exercisability period of at least one year from the award grant date, subject to a carve-out for awards that in the aggregate do not exceed five percent of the total shares of our common stock reserved for issuance under the plan.

Termination of Employment or Service. The Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by the Compensation Committee, upon a termination of employment or service, all unvested stock options and other unvested awards will be forfeited and all vested stock options and SARs will remain exercisable for the lesser of the remaining term of the award and, in the case of a termination due to death, one year following the participant’s death, or, in the case of a termination for any other reason, three months following termination. Notwithstanding the foregoing, upon a termination of employment or service for “Cause” (as defined in the 2016 Plan) or in circumstances that would have constituted grounds for “Cause,” all stock options and SARs, whether or not exercisable, will terminate upon cessation of employment.

Transferability. Awards under the 2016 Plan generally may not be transferred except by will or by the laws of descent and distribution. The Compensation Committee may permit the gratuitous transfer of awards other than ISOs.

Corporate Transactions. In the event of a consolidation, merger or similar transaction or series of related transactions, a sale or transfer of all or substantially all of our assets or a dissolution or our liquidation (a Covered Transaction), the Compensation Committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares of common stock under awards or for a cash out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as the Compensation Committee may otherwise determine, awards not assumed will terminate upon the consummation of such Covered Transaction.

Adjustment. In the event of certain corporate transactions (including, but not limited to, a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure that constitutes an equity restructuring within the meaning of Financial Accounting Standards Board (FASB) ASC Topic 718), the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be issued under and the individual limits included in the 2016 Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities underlying equity awards, the exercise or purchase prices (or base values) of awards and any other terms of awards affected by such change. The Compensation Committee may also make the types of adjustments described above to take into account distributions to stockholders and events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the 2016 Plan.

Recoupment. The Compensation Committee may provide that outstanding awards, whether or not vested or exercisable, and the proceeds from the exercise or disposition of awards or stock acquired under awards will be subject to forfeiture and disgorgement to us, with interest and other related earnings, if the participant to whom the award was granted violates a non-competition, non-solicitation, confidentiality or other restrictive covenant or any of our policies that provides for forfeiture or disgorgement with respect to incentive compensation that includes awards under the 2016 Plan. In addition, the Administrator may require forfeiture and disgorgement to us of outstanding awards and the proceeds from the exercise or disposition of awards or stock acquired under awards, with interest and other related earnings, to the extent required by law, including, without limitation, Section 10D of the Exchange Act, or applicable stock exchange listing standards and any of our related corporate policies.

Amendment and Termination. The Compensation Committee can amend the 2016 Plan or outstanding awards issued under the 2016 Plan, or terminate the 2016 Plan as to future grants of awards, at any time except that the Compensation Committee will not be able to alter the terms of an award without a participant’s consent if it would materially and adversely affect the participant’s rights under the award (unless expressly reserved by the Compensation Committee at the time of grant). Stockholder approval will be required for any amendment to the extent such approval is required by law, including the Internal Revenue Code of 1986, as amended (the “Code”), and applicable stock exchange requirements.

No Repricing. Except in connection with a corporate transaction involving the Company, the Company may not, without obtaining stockholder approval, (x) amend the terms of outstanding stock options or SARs to reduce the exercise price or base value of such stock options or SARs, (y) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base value that is less than the exercise price or base value of the original stock options or SARs, or (z) cancel outstanding stock options or SARs that have an exercise price or base value greater than the fair market value of a share of the Company’s common stock on the date of such cancellation in exchange for cash or other consideration.

New Plan Benefits

The issuance of any awards under the 2016 Plan will be at the discretion of the Compensation Committee. In addition, the benefit of any awards granted under the 2016 Plan will depend on a number of factors, including the fair market value of our shares of common stock on future dates, among other things. Therefore, it is not possible to determine the amount or form of any award that will be granted to any individual in the future.

U.S. Federal Income Tax Consequences under the 2016 Plan

The following is a summary of some of the material U.S. federal income tax consequences associated with the grant and exercise of awards under the 2016 Plan under current U.S. federal tax laws and certain other tax considerations associated with awards under the 2016 Plan as of the date hereof. The summary does not address tax rates or non-U.S. or U.S. state or local tax consequences, nor does it address employment tax or other U.S. federal tax consequences, except as noted.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a tax deduction to us) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which we are not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one- and two-year holding periods, generally any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which we are not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes taxable income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding tax deduction is generally available to us. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which we are not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income to a participant, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock or other property received. A corresponding tax deduction is generally available to us at that time.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have taxable income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding tax deduction is generally available to us in the same year that the participant recognizes ordinary income. However, a participant may make an election under Section 83(b) of the Code (83(b) election) to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding tax deduction will generally be available to us in the same year that the participant recognizes ordinary income. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2016 Plan, the holding period in the shares begins just after the participant recognizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

Unrestricted Stock. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at the time of such purchase or award, as applicable, over the purchase price, if any, and a corresponding tax deduction is generally available to us in the same year that the participant recognizes ordinary income.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Participants are generally taxed upon settlement (and a corresponding tax deduction is generally available to us) of a restricted stock unit, unless he or she has made a proper election to defer the receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of stock options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards may be subject to an additional 20% federal tax and may be non-deductible to us.

Registration with the SEC

If the 2016 Plan Amendment is approved by our stockholders, we intend to file a Registration Statement on Form S-8 relating to the issuance of the additional shares of common stock available under the 2016 Plan with the SEC pursuant to the Securities Act of 1933, as amended.

Proposed Amendment to the 2016 Plan

The Board has approved, and recommends for adoption by our stockholders, an amendment to the 2016 Plan to increase the number of shares of common stock reserved for issuance under the 2016 Plan from 3,900,000 shares to 5,900,000 shares, plus 33,674 shares that remained available for grant under the 2008 Plan as of the adoption of the 2016 Plan by the Board on October 3, 2016, and any shares that would otherwise become available for grant under the 2008 Plan thereafter as a result of the termination or forfeiture of awards under the 2008 Plan.

The effectiveness of the proposed amendment to our 2016 Plan is contingent upon stockholder approval. If our stockholders do not approve the amendment, the existing version of our 2016 Plan will remain in effect, unchanged.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PLAN AMENDMENT PROPOSAL.

STOCK OWNERSHIP

Stock Ownership of Directors, Officers and Principal Stockholders

At the close of business on September 23, 2022, there were 34,072,155 shares of our common stock issued and outstanding and entitled to vote. On September 23, 2022, the closing price of our common stock as reported on the Nasdaq Global Market was $7.20 per share. The following table sets forth certain information relating to the beneficial ownership of our common stock as of September 23, 2022 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•
each of our directors;
•
each of our Named Executive Officers (as defined below); and
•
all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC as indicated in the footnotes to the table below.

Unless otherwise indicated, the address for each of the beneficial owners listed below is: c/o EyePoint Pharmaceuticals, Inc., 480 Pleasant Street, Suite A-210, Watertown, MA 02472, United States.

Beneficial Owner	Aggregate Number of Shares Beneficially Owned(1)	Percent of Shares Beneficially Owned
Greater Than 5% Stockholder:
EW Healthcare(2)(3)	4,190,921	12.30%
Ocumension Therapeutics(4)	3,010,722	8.84%
Franklin Resources(5)	5,450,253	16.00%
Suvretta Capital Management(6)	3,452,207	9.99%
RA Capital Management(7)	3,407,506	9.99%
Adage Capital(8)	1,950,000	5.72%
Executive Officers and Directors:
Göran Ando	35,250	*
Nancy Lurker(9)	543,835	1.58%
John Landis	34,750	*
David Guyer	26,750	*
Wendy DiCicco	26,750	*
Ye Liu(4)	3,010,722	8.84%
Anthony P. Adamis	—	—
Karen Zaderej	—	—
George Elston	101,827	*
Scott Jones	91,619	*
Jay Duker	140,787	*
All current directors and executive officers as a group (13 persons)(10)	4,155,479	11.88%

* Represents holdings of less than 1% of our outstanding common stock.

(1)
Reflects sole voting and investment power, except as indicated below. Includes shares of common stock that each of the following persons had the right to acquire on September 23, 2022 or within sixty (60) days thereafter through the exercise of stock options or vesting and settlement of restricted stock units: Dr. Ando (30,350), Ms. Lurker (393,554), Dr. Landis (26,350), Dr. Guyer (22,350), Ms. DiCicco (22,350), Dr. Adamis (0), Ms. Zaderej (0), Mr. Elston (89,617), Mr. Jones (75,195), and Dr. Duker (130,164). Also included in the shares beneficially owned by all current directors and executive officers as a group is 123,538 shares of common stock that Dr. Paggiarino had the right to acquire on September 23, 2022 or within sixty (60) days thereafter through the exercise of stock options.
(2)
Based, in part, on information provided on a Schedule 13D/A filed jointly on February 13, 2019 by EWHP, EWHP-A, Essex Woodlands Fund IX-GP, L.P., a Delaware limited partnership, or Essex IX Fund GP, Essex Woodlands IX, LLC, a Delaware limited liability company, or Essex IX General Partner, Martin P. Sutter, an individual, R. Scott Barry, an individual, Ronald W. Eastman, an individual, and Petri Vainio, an individual, each of which serve as a Manager and collectively as the Managers. Essex IX Fund GP is the general partner of each of EWHP and EWHP-A, and Essex IX General Partner is the general partner of Essex IX Fund GP. The Managers are each managers of Essex IX General Partner. EWHP and EWHP-A have the sole voting and investment power with respect to their respective shares of common stock. Each of the Managers may be deemed to have shared voting and dispositive power with respect to the shares of common stock registered hereunder. Each of Essex IX Fund GP, Essex IX General Partner and the Managers, including Mr. Eastman, disclaims beneficial ownership of the shares held by EWHP and EWHP-A, except to the extent of any pecuniary interests therein. The principal address of EWHP, EWHP-A, Essex IX Fund GP, Essex IX General Partner and each of the Managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.
(3)
Consists of 4,028,831 shares of common stock held by EWHP and 162,090 shares of common stock held by EWHP-A.
(4)
Based, in part, on information provided on a Schedule 13D filed on January 21, 2021 by Ocumension Therapeutics. Ocumension named Mr. Liu as their Investor Designee per the Voting Agreement. Ocumension’s business address is 502-1 Want Want Plaza, No. 211 Shimen Yi Road, Jing’an District, Shanghai F4 200041.
(5)
As of June 30, 2022, based on information set forth in a Schedule 13F-HR filed with the SEC on August 11, 2022 by Franklin Resources Inc., with a business address of One Franklin Parkway, San Mateo, CA 94403.
(6)
As of June 30, 2022, based on information set forth in a Schedule 13F-HR filed with the SEC on August 15, 2022 by Suvretta Capital Management, LLC (“Suvretta”), with a business address of 540 Madison Avenue, 7th Floor, New York, NY 10022. The shares reflected as beneficially owned by Suvretta in the table above consist of (i) 2,968,207 shares of Common Stock and (ii) warrants to purchase 484,000 shares of Common Stock. The figure does not include additional warrants to purchase shares of common stock by Suvretta, as they are subject to a 9.99% ownership blocker.

(7)
As of June 30, 2022, based on information set forth in a Schedule 13F-HR filed with the SEC on August 15, 2022 by RA Capital Management, L.P. (“RA Capital”), with a business address of 200 Berkeley Street, 18th Floor, Boston, MA 02116. The shares reflected as beneficially owned by RA Capital in the table above consist of (i) 3,370,506 shares of Common Stock and (ii) warrants to purchase 37,000 shares of Common Stock. The figure does not include additional warrants to purchase shares of common stock by RA Capital, as they are subject to a 9.99% ownership blocker.
(8)
As of June 30, 2022, based on information set forth in a Schedule 13F-HR filed with the SEC on August 15, 2022 by Adage Capital Partners GP, LLC., with a business address of 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(9)
Includes 124,882 non-qualified vested stock options that were transferred to an irrevocable family trust of which Ms. Lurker’s spouse is trustee and of which Ms. Lurker’s immediate family members are the sole beneficiaries.

Equity Compensation Plan Information

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2021:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)(4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column a) (c)
Equity Compensation plans approved by security holders	2,474,455	(1)	$15.90	2,031,606	(5)
Equity Compensation plans not approved by security holders(2)	269,500	(3)	22.57	—
Total	2,743,955		$16.63	2,031,606

(1)
Consists of outstanding stock options and restricted stock units to purchase 2,474,455 awards pursuant to the 2008 Plan and the 2016 Plan. See footnote six (6) below for explanation of corrections.
(2)
The Board has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect all equity awards will be made under stockholder-approved plans.
(3)
Consists of an aggregate of 269,500 shares of our common stock under stock options issued as inducement grants as of December 31, 2021. These stock options are generally subject to the same terms and conditions as those awarded pursuant to the plans approved by our stockholders.
(4)
Restricted stock units are not included in the weighted-average exercise price calculation because there is no exercise price associated with stock units. See footnote six (6) below for explanation of corrections.
(5)
Consists of 1,748,668 available for issuance under the 2016 Plan and 282,938 shares available for issuance under our 2019 Employee Stock Purchase Plan, as amended. See footnote six (6) below for explanation of corrections.
(6)
There was an administrative error in the 2022 Annual Meeting Proxy Statement that incorrectly reported that Dr. Duker received an option grant of 305,000 shares of our common stock in conjunction with his appointment as our Chief Operating Officer effective November 1, 2021, when it should have been reported as 239,700 shares of our common stock. As such, the Equity Compensation Plan Information Table in the 2022 Annual Meeting Proxy Statement (as defined below) reflected a higher number of options outstanding and a lower number of securities available for future issuance as well as a minimal impact on the weighted average exercise price. The amounts in the Equity Compensation Plan Information Table correct this administrative error.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Because the Plan Amendment Proposal relates to a compensation plan in which executive officers and directors of the company will participate, the company is required under applicable disclosure rules to furnish certain executive compensation information related to our most recently completed fiscal year. Due to an administrative error, the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2022 (the “2022 Annual Meeting Proxy Statement”), incorrectly reported that Dr. Jay Duker received an option grant of 305,000 shares of our common stock in conjunction with his appointment as our Chief Operating Officer effective November 1, 2021 when it should have been reported as 239,700 shares of our common stock. The disclosures in this section correct this administrative error.

Except as set forth above, the following disclosure is based on the Executive Compensation information and related compensation tables that were included in the 2022 Annual Meeting Proxy Statement.

EXECUTIVE OFFICER COMPENSATION

Our named executive officers for the year ended December 31, 2021 were Nancy Lurker, our President and Chief Executive Officer, George Elston, our Chief Financial Officer, Dr. Jay Duker, our Chief Operating Officer and Scott Jones, our SVP and Chief Commercial Officer, who we collectively refer to as our Named Executive Officers.

Summary Compensation Table

The following table and footnotes provide information regarding the compensation of our Named Executive Officers for the year ended December 31, 2021 and the year ended December 31, 2020:

Executive Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Nancy Lurker	2021	603,233	—	690,638	1,822,885		490,702	15,910	3,623,368
President and Chief Executive Officer	2020	581,957	—	482,460	563,216		454,508	15,660	2,097,801

George Elston	2021	451,550	—	195,637	514,366		276,399	15,910	1,453,862
Chief Financial Officer	2020	440,000	—	—	83,104		236,940	15,660	775,704

Jay Duker	2021	268,667	175,000	370,646	2,328,478	(6)	168,684	2,605	3,314,080	(6)
Chief Operating Officer

Scott Jones	2021	405,106	—	195,637	590,049		251,068	15,910	1,457,770
Chief Commercial Officer	2020	376,250	—	158,864	185,417		212,135	15,660	948,326

(1)
The amount in this column represents a signing bonus that was paid to Dr. Duker in 2021 in connection with his appointment as our Chief Operating Officer effective November 1, 2021.
(2)
These amounts represent the aggregate grant date fair value of restricted stock unit awards and performance stock unit awards granted during the applicable fiscal year period computed in accordance with FASB ASC Topic 718. For a more detailed discussion of the valuation model and assumptions used to calculate the fair value of each stock award, refer to Note 11 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 14, 2022. The grant date fair value was measured at the date of Compensation Committee approval of stock awards to our Named Executive Officers.
(3)
These amounts represent the aggregate grant date fair value of option awards granted during the applicable fiscal year period computed in accordance with FASB ASC Topic 718. The grant date fair value of the option awards is estimated using the Black-Scholes option pricing model. For a more detailed discussion of the assumptions used to calculate the fair value of each option award, refer to Note 11 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 14, 2022. The grant date fair value was measured at the date of Compensation Committee approval of option awards to our Named Executive Officers.
(4)
These amounts represent the amount of the annual performance bonus earned by the Named Executive Officer for calendar years 2021 and 2020, as applicable.
(5)
These amounts consist of 401(k) employer matching contributions and payment of group term life insurance premiums.
(6)
There was an administrative error in the 2022 Annual Meeting Proxy Statement that incorrectly reported that Dr. Duker received an option grant of 305,000 shares of our common stock in conjunction with his appointment as our Chief Operating Officer effective November 1, 2021, when it should have been reported as 239,700 shares of our common stock. As such, the Summary Compensation Table in the 2022 Annual Meeting Proxy Statement reflected that Dr. Duker had received options with an aggregate grant date fair value of $2,822,685 when it should have been reported as $2,328,478. In addition, the amount in the Total Compensation column was reported as $3,808,287 when it should have been reported as $3,314,080. The amounts in the Summary Compensation Table correct this administrative error.

Narrative Disclosure to Summary Compensation Table

2021 Fiscal Year Base Salaries

In 2021, the annual base salary was $610,325 for Ms. Lurker, $455,400 for Mr. Elston, $500,000 for Dr. Duker and $408,475 for Mr. Jones. For the fiscal year ending December 31, 2022, the Compensation Committee approved salary increases of 4.0% for each of our Named Executive Officers, with effect from April 1, 2022. The resulting annual base salaries are as follows; $655,000 for Ms. Lurker (inclusive of a $20,000 market adjustment), $473,616 for Mr. Elston, $520,000 for Dr. Duker and $440,414 for Mr. Jones.

2021 Fiscal Year Non-Equity Incentive Plan Compensation

Each of our executive officers is eligible to receive an annual performance bonus based on the achievement of corporate goals, as determined by the Board, and individual performance goals, as recommended by our Chief Executive Officer and approved by the Compensation Committee. The performance bonus for our Chief Executive Officer is weighted 100% for achievement of our corporate goals, whereas the performance bonus for our other Named Executive Officers is weighted 75% for corporate goal achievement and 25% for individual goal achievement. The annual target bonus as a percentage of base salary was established at 60% for Ms. Lurker, 50% for Dr. Duker (effective November 1, 2021, 45% prior to that date) and 45% for each of Mr. Elston and Mr. Jones.

The corporate goals were established for the year ended December 31, 2021. The corporate goals for 2021 consisted primarily of: (i) data readout targets for our EYP-1901 Phase 1 clinical trial sufficient to initiate a Phase 2 clinical trial; (ii) capital raise objectives to support our development programs; (iii) product pipeline R&D targets; and (iv) YUTIQ and DEXYCU revenue targets. The Compensation Committee approved a corporate performance score of 134% as recommended by our Chief Executive Officer, for the year ended December 31, 2021. Dr. Duker and Mr. Elston were given an individual performance score of 137.5% and Mr. Jones received an individual performance score of 125%. Actual bonus amounts earned with respect to the 134% corporate goal achievement and the individual performance scores for the year ended December 31, 2021 are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

2021 and 2020 Fiscal Year Equity Award Grants

On February 9, 2021, the Compensation Committee approved the following option grants to our Named Executive Officers: 213,700 options to Ms. Lurker and 60,300 options to each of Mr. Elston and Mr. Jones. The exercise price of these options is $13.13 per share, the closing price of the Company’s common stock on the date of Compensation Committee approval, and the options will vest as to 25% of the shares subject to the option after one year and then ratably over 36 months thereafter. In addition, the Compensation Committee approved the following restricted stock units (“RSUs”) to our Named Executive Officers: 52,600 to Ms. Lurker and 14,900 to each of Mr. Elston and Mr. Jones, with pro rata annual vesting over three years. The Compensation Committee approved the following grants for Dr. Duker in conjunction with his appointment as our Chief Operating Officer effective November 1, 2021: (i) 239,700 options with vesting as to 25% of the shares after one year and then ratably over 36 months thereafter and (ii) 15,258 RSUs with pro rata annual vesting over three years. Due to an administrative error, this paragraph in the 2022 Annual Meeting Proxy Statement incorrectly reported that Dr. Duker received an option grant of 305,000 shares of our common stock in conjunction with his appointment as our Chief Operating Officer effective November 1, 2021 when it should have been reported as 239,700 shares of our common stock. Such disclosures have been corrected in this paragraph.

On February 9, 2022, the Compensation Committee approved the following option grants to our Named Executive Officers: 240,000 options to Ms. Lurker, 85,000 to Dr. Duker, 70,000 options to Mr. Elston and 60,000 to Mr. Jones. The exercise price of these options is $10.13 per share, the closing price of the Company’s common stock on the date of Compensation Committee approval, and the options will vest as to 25% of the shares subject to the option after one year and then ratably over 36 months thereafter. In addition, the Compensation Committee approved the following RSUs to our Named Executive Officers: 60,000 to Ms. Lurker, 21,000 to Dr. Duker, 17,500 to Mr. Elston and 15,000 to Mr. Jones with pro rata annual vesting over three years.

401(k) Plan

We maintain a defined contribution 401(k) retirement plan (the “401(k) Plan”) for all employees in the United States, including our Named Executive Officers. Employees are eligible to participate in the 401(k) Plan in the month following their date of hire. Under the terms of the 401(k) Plan, participating employees may defer up to 100% of their pre-tax salary provided that such deferral is not in excess of the applicable statutory limits within any calendar year. The Company matches 100% of employee contributions up to a maximum of 6% of salary and bonus compensation, subject to annual Internal Revenue Service limits. Employee contributions and our company matching contributions to the 401(k) Plan vest immediately.

Employee Benefits and Perquisites

Our Named Executive Officers are eligible to participate in our health and welfare programs to the same extent as all full-time employees generally and are entitled to 20 days of annual paid time off in accordance with our vacation policy. We also provide our Named Executive Officers and other employees with group term life insurance and short and long-term disability (“LTD”) insurance at our expense. Under the terms of the group LTD policy, premiums paid by the Company are included in the employee’s taxable income, provided that any benefits payable to an employee under the LTD policy are not subject to income tax.

Employment Agreements

Nancy Lurker, who became our President and Chief Executive Officer on September 15, 2016, is employed under an employment agreement with us that provides for a minimum base salary, a discretionary annual cash bonus based on the achievement of Company performance goals, discretionary equity incentives and severance payments as described further below under Additional Narrative Disclosure—Termination-Based Compensation.

George Elston, who became our Chief Financial Officer on November 14, 2019, is employed under an employment agreement that provides for a minimum base salary, a discretionary annual cash bonus based on the achievement of Company and individual performance goals, discretionary equity incentives and severance payments as described further below under Additional Narrative Disclosure—Termination-Based Compensation.

Jay Duker, who was appointed as our Chief Operating Officer on November 1, 2021 (he previously served as our Chief Strategic Scientific Officer), is employed under an employment agreement with us that provides for a base salary, a discretionary annual cash bonus based on the achievement of Company and individual performance goals, discretionary equity incentives and severance payments as described further below under Additional Narrative Disclosure—Termination-Based Compensation.

Scott Jones, who became our Senior Vice President, Chief Commercial Officer on June 10, 2019, is employed under an employment agreement with us that provides for a base salary, a discretionary annual cash bonus based on the achievement of Company and individual performance goals, discretionary equity incentives and severance payments as described further below under Additional Narrative Disclosure—Termination-Based Compensation.

Outstanding Equity Awards at 2021 Year End

The following table and footnotes provide information concerning outstanding equity awards for our Named Executive Officers as of December 31, 2021:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not yet vested
Name	Exercisable	Unexercisable		($)	Date	(#)		($)(9)	(#)	($)
Nancy Lurker	85,000	—		36.3000	09/15/26
	24,000	—		17.7000	06/27/27
	54,000	—		20.4000	06/14/28
	65,882	27,118	(1)	26.5000	02/21/29
	34,292	40,508	(1)	12.9000	02/28/30
	—	213,700	(1)	13.1300	02/09/31
						78,783	(5)	964,304

George Elston	38,804	35,696	(2)	14.2000	11/14/29
	5,060	5,977	(2)	12.9000	02/28/30
	–	60,300	(2)	13.1300	02/09/31	14,900	(6)	182,376

Jay Duker	4,000	—		31.7000	09/26/26
	2,666	—		19.5000	06/21/28
	4,000	—		26.5000	02/21/29
	3,350	—		12.9000	02/28/30
	8,853	16,147	(3)	7.2000	07/13/30
	—	60,300	(3)	13.1300	02/09/31
	—	239,700	(3)(10)	11.4700	11/01/31
						30,158	(7)	369,134

Scott Jones	21,878	13,122	(4)	14.7000	06/10/29
	11,287	13,338	(4)	12.9000	02/28/30
	–	60,300	(4)	13.1300	02/09/31
	–	10,000	(4)	11.4700	11/01/31
						19,005	(8)	232,621

(1)
Ms. Lurker’s unexercisable options vest and become exercisable as follows: 27,118 ratably monthly through February 21, 2023, 40,508 ratably monthly through February 28, 2024 and 213,700 as to 25% at the one year anniversary of the grant date and the remainder ratably monthly through February 9, 2025.
(2)
Mr. Elston’s unexercisable options vest and become exercisable as follows: 35,696 ratably monthly through November 14, 2023, 5,977 ratably monthly through February 28, 2024 and 60,300 as to 25% at the one year anniversary of the grant date and the remainder ratably monthly through February 9, 2025.
(3)
Dr. Duker’s unexercisable options vest and become exercisable as follows: 16,147 ratably monthly through July 13, 2024, 60,300 as to 25% at the one year anniversary of the grant date and the remainder ratably monthly through February 9, 2025, and 239,700 as to 25% at the one year anniversary of the grant date and the remainder ratably monthly through November 1, 2025.
(4)
Mr. Jones’ unexercisable options vest and become exercisable as follows: 13,122 ratably monthly through June 10, 2023, 13,338 ratably monthly through February 28, 2024, 60,300 as to 25% at the one year anniversary of the grant date and the remainder ratably monthly through February 9, 2025 and 10,000 as to 25% at the one year anniversary of the grant date and the remainder ratably monthly through November 1, 2025.
(5)
Ms. Lurker’s restricted stock units vest as follows: 13,717 in one installment commencing February 21, 2022, 12,466 in one installment commencing on February 28, 2022 and 52,600 in three ratable annual installments commencing February 9, 2022.
(6)
Mr. Elston’s restricted stock units vest as follows: 14,900 in three ratable annual installments commencing February 9, 2022.

(7)
Dr. Duker’s restricted stock units vest as follows: 14,900 in three ratable annual installments commencing February 9, 2022 and 15,258 in three ratable annual installments commencing November 1, 2022.
(8)
Mr. Jones’ restricted stock units vest as follows: 4,105 in one installment commencing February 28, 2022 and 14,900 in three ratable annual installments commencing February 9, 2022.
(9)
The market price of unvested and unearned stock awards is calculated based on the closing price of our common stock at December 31, 2021 of $12.24, as reported on the Nasdaq Global Market.
(10)
Due to an administrative error, the 2022 Annual Meeting Proxy Statement incorrectly reported that Dr. Duker received an option grant of 305,000 shares of our common stock in conjunction with his appointment as our Chief Operating Officer effective November 1, 2021, when it should have been reported as 239,700 shares of our common stock. The table has been updated to correct this administrative error.

Additional Narrative Disclosure

Stock Ownership Guidelines

We have adopted stock ownership guidelines for our executive officers. These guidelines were established to further align the interests of our executive officers with those of our stockholders and to promote our commitment to sound corporate governance practices. During 2021, upon the guidance of Radford, the ownership guidelines for our executive officers were updated and are listed below:

Multiple of Base Salary
Chief Executive Officer	3x
Each Other Executive Officer covered by the Guidelines	1x

Owned shares as well as unvested restricted shares are counted towards meeting the guidelines.

All executive officers have five years from the date of their appointment as a Section 16 officer (or the date on which the Compensation Committee adopts new guidelines) to meet these guidelines, and their stock ownership is reviewed annually by the Compensation Committee. For Ms. Lurker, Mr. Elston and Mr. Jones, the compliance deadline is August 1, 2026 and for Dr. Duker, the compliance deadline is November 1, 2026.

Clawback Policy

We have also adopted a clawback policy that permits the Company to recover, from any current or former executive officer, including any named executive officer, whose fraud or intentional misconduct contributes to the circumstances requiring the Company to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under U.S. federal securities laws, up to 100% of any incentive-based compensation received by such officer from the Company during the one-year period preceding the date on which the Company is required to prepare such accounting restatement.

Termination-Based Compensation

Nancy Lurker

Termination of Ms. Lurker’s employment by us without “cause,” or by Ms. Lurker with “good cause” (as such terms are defined in her employment agreement), would require us to pay severance to Ms. Lurker. Upon any such termination (other than in connection with a “change of control” (as defined in Ms. Lurker’s employment agreement)), Ms. Lurker would be entitled to receive (i) base salary continuation for a period of 12 months from the date of termination, payable in accordance with our normal payroll practices, (ii) one times her annual target bonus, payable in equal installments during the period of base salary continuation under clause (i) above, and (iii) provided that Ms. Lurker timely elects COBRA continuation coverage for herself and her eligible dependents, a monthly amount that equals the portion of the monthly health premiums paid by us on behalf of her and her eligible dependents immediately preceding the date that her employment terminates until the earlier of the last day of the period of Ms. Lurker’s base salary continuation or the date that Ms. Lurker and her eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms.

Pursuant to the applicable award agreements, (x) with respect to the stock options held by Ms. Lurker that remain unvested in whole or in part, any unvested portion that would have vested as of the first anniversary following the date of her termination by us without cause or by Ms. Lurker with good cause will vest upon any such termination, and such options would remain exercisable until the earlier of (i) three months thereafter and (ii) the applicable option expiration date; and (y) with respect to any unvested time-based restricted stock units held by Ms. Lurker that would have vested as of the first anniversary following the date of her termination of employment by us without cause or by Ms. Lurker with good cause, such units would vest upon any such termination.

In the event of any such termination that occurs within 60 days prior to, or within 18 months following a change of control, Ms. Lurker would be entitled to receive (i) base salary continuation for a period of 18 months, payable in accordance with our normal payroll practices, (ii) 1.5 times her annual target bonus, payable in equal installments during the period of base salary continuation under clause (i) above, and (iii) provided that Ms. Lurker timely elects COBRA continuation coverage for herself and her eligible dependents, a monthly amount that equals the portion of the monthly health premiums paid by us on behalf of her and her eligible dependents immediately preceding the date that her employment terminates until the earlier of the last day of the period of Ms. Lurker’s base salary continuation or the date that Ms. Lurker and her eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms. In addition, upon any such termination following a change of control, any unvested portion of Ms. Lurker’s options and any unvested time-based restricted stock units would vest and the options would become exercisable upon such termination, and such options would remain exercisable until the earlier of (i) one year thereafter and (ii) the applicable option expiration date. Termination by us for cause or by Ms. Lurker without good cause would not require us to pay any severance to Ms. Lurker.

Ms. Lurker’s right to receive the severance payments and benefits described above under her employment agreement is conditioned upon her execution and non-revocation of a separation agreement containing a general release of claims. Ms. Lurker’s employment agreement contains certain restrictive covenants, including non-disclosure of confidential information, assignment of rights to intellectual property, a non-competition covenant that runs for 12 months following her termination of employment for any reason, a non-solicitation covenant with respect to certain of our customers, vendors, suppliers and business partners that runs for 12 months following her termination of employment for any reason and a non-solicitation covenant with respect to our employees and independent contractors that runs for 12 months following her termination of employment.

George Elston

If Mr. Elston’s employment is terminated by us without “cause” or by Mr. Elston for “good cause” (as such terms are defined in his employment agreement), Mr. Elston will be entitled to (a) his base salary for the period of 12 months from the date of termination; (b) 100% of his target bonus, payable in equal installments during the period of base salary continuation payable in clause (a); and (c) reimbursements equal to the portion of the monthly health premiums paid by us on Mr. Elston’s behalf and that of his eligible dependents immediately preceding the date that Mr. Elston’s employment terminates until the earlier of (i) the last day of the period of base salary continuation under clause (a) and (ii) that date that Mr. Elston and his eligible dependents become ineligible for COBRA coverage. In addition to the payments set forth in the preceding paragraph, upon the termination of Mr. Elston’s employment for any reason, Mr. Elston will be entitled to receive any earned or accrued amounts and vested benefits that remain unpaid as of the date of his termination of employment.

Pursuant to the applicable award agreements, (x) with respect to all options held by Mr. Elston, any unvested portion that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Mr. Elston with good cause would vest upon any such termination, and such options would remain exercisable until the earlier of (1) three months thereafter and (2) the applicable option expiration date; and (y) with respect to any unvested time-based restricted stock units held by Mr. Elston that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Mr. Elston with good cause, such units would vest upon any such termination. In addition, upon any such termination within 24 months of a change of control, (i) any unvested portion of Mr. Elston’s options would vest and become exercisable upon such termination, and such options would remain exercisable until the earlier of (A) one year thereafter and (B) the applicable option expiration date and (ii) any unvested portion of Mr. Elston’s time-based restricted stock units would vest upon any such termination.

In addition to the severance benefits described above, Mr. Elston’s employment agreement provides that if we terminate his employment without cause or if Mr. Elston terminates his employment with us for good cause, following, in each case, a change of control, as defined in Mr. Elston’s employment agreement, any stock options or restricted stock held by Mr. Elston at the time of such change of control and assumed or substituted in connection with such change of control, will, following his termination as described above, accelerate and vest in full and such options will remain exercisable until the earlier of the first anniversary of Mr. Elston’s termination (or three months following such termination in the case of incentive stock options) and the last day of any applicable option term.

Mr. Elston’s right to receive the severance payments and benefits described above under his employment agreement is conditioned upon his execution and non-revocation of a separation agreement containing a general release of claims. Pursuant to a Confidential Information, Non-Disclosure, Non-Solicitation, Non-Compete, and Rights to Intellectual Property Agreement entered into by Mr. Elston in connection with his appointment as our Chief Financial Officer and Head of Corporate Development, Mr. Elston is subject to certain restrictive covenants, including non-disclosure of confidential information, assignment of rights to intellectual property, a non-competition covenant that runs for 12 months following his termination of employment for any reason, a non-solicitation covenant with respect to certain of our customers, vendors, suppliers and business partners that runs for 12 months following his termination of employment for any reason and a non-solicitation covenant with respect to our employees and independent contractors that runs for 12 months following his termination of employment.

Jay Duker

If we terminate Dr. Duker’s employment without “cause,” or if Dr. Duker terminates his employment with us for “good cause” (as such terms are defined in his employment agreement), we are obligated to (i) pay Dr. Duker’s base salary for a period of 12 months, payable in accordance with our then-current payroll practices, (ii) pay Dr. Duker an amount equal to his annual target bonus, payable in equal installments during the period of base salary continuation under clause (i) above, and (iii) provided that Dr. Duker timely elects COBRA continuation coverage for himself and his eligible dependents, pay Dr. Duker a monthly amount that equals the portion of the monthly health premiums paid by us on behalf of him and his eligible dependents immediately preceding the date that his employment terminates until the earlier of the last day of the period of Dr. Duker’s base salary continuation or the date that Dr. Duker and his eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms.

Pursuant to the applicable award agreements, (x) with respect to all options held by Dr. Duker, any unvested portion that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Dr. Duker with good cause would vest upon any such termination, and such options would remain exercisable until the earlier of (1) three months thereafter and (2) the applicable option expiration date; and (y) with respect to any unvested time-based restricted stock units held by Dr. Duker that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Dr. Duker with good cause, such units would vest upon any such termination. In addition, upon any such termination within 24 months of a change of control, (i) any unvested portion of Dr. Duker’s options would vest and become exercisable upon such termination, and such options would remain exercisable until the earlier of (A) one year thereafter and (B) the applicable option expiration date and (ii) any unvested portion of Dr. Duker’s time-based restricted stock units would vest upon any such termination.

In the event of any such termination that occurs within 30 days prior to, or within 18 months following a change of control, Dr. Duker would be entitled to receive (i) base salary continuation for a period of 18 months, payable in accordance with our normal payroll practices, (ii) 100% of his annual target bonus, payable in equal installments during the period of base salary continuation under clause (i) above, and (iii) provided that Dr. Duker timely elects COBRA continuation coverage for himself and his eligible dependents, a monthly amount that equals the portion of the monthly health premiums paid by us on behalf of his and his eligible dependents immediately preceding the date that his employment terminates until the earlier of the last day of the period of Dr. Duker’s base salary continuation or the date that Dr. Duker and his eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms. In addition, upon any such termination following a change of control, any unvested portion of Dr. Duker’s options and any unvested time-based restricted stock units would vest and the options would become exercisable upon such termination, and such options would remain exercisable until the earlier of (i) one year thereafter and (ii) the applicable option expiration date. Termination by us for cause or by Dr. Duker without good cause would not require us to pay any severance to Dr. Duker.

Dr. Duker’s right to receive the severance payments and benefits described above under his employment agreement is conditioned upon his execution and non-revocation of a separation agreement containing a general release of claims. Dr. Duker’s employment agreement contains certain restrictive covenants, including non-disclosure of confidential information, assignment of rights to intellectual property, a non-competition covenant that runs for 12 months following his termination of employment for any reason, a non-solicitation covenant with respect to certain of our customers, vendors, suppliers and business partners that runs for 12 months following his termination of employment for any reason and a non-solicitation covenant with respect to our employees and independent contractors that runs for 12 months following his termination of employment.

Scott Jones

If we terminate Mr. Jones’ employment without “cause,” or if Mr. Jones terminates his employment with us for “good cause” (as such terms are defined in his employment agreement), we are obligated to (i) pay Mr. Jones’ base salary for a period of 12 months, payable in accordance with our then-current payroll practices, (ii) pay Mr. Jones an amount equal to his annual target bonus, payable in equal installments during the period of base salary continuation under clause (i) above, and (iii) provided that Mr. Jones timely elects COBRA continuation coverage for himself and his eligible dependents, pay Mr. Jones a monthly amount that equals the portion of the monthly health premiums paid by us on behalf of him and his eligible dependents immediately preceding the date that his employment terminates until the earlier of the last day of the period of Mr. Jones’ base salary continuation or the date that Mr. Jones and his eligible dependents become ineligible for COBRA continuation coverage pursuant to applicable law or plan terms.

Pursuant to the applicable award agreements, (x) with respect to all options held by Mr. Jones, any unvested portion that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Mr. Jones with good cause would vest upon any such termination, and such options would remain exercisable until the earlier of (1) three months thereafter and (2) the applicable option expiration date; and (y) with respect to any unvested time-based restricted stock units held by Mr. Jones that would have vested as of the first anniversary following the date of his termination of employment by us without cause or by Mr. Jones with good cause, such units would vest upon any such termination. In addition, upon any such termination within 24 months of a change of control, (i) any unvested portion of Mr. Jones’ options would vest and become exercisable upon such termination, and such options would remain exercisable until the earlier of (A) one year thereafter and (B) the applicable option expiration date and (ii) any unvested portion of Mr. Jones’ time-based restricted stock units would vest upon any such termination.

In addition to the severance benefits described above, Mr. Jones’ employment agreement provides that if we terminate his employment without cause or if Mr. Jones terminates his employment with us for good cause, following, in each case, a change of control, as defined in Mr. Jones’ employment agreement, any stock options or restricted stock held by Mr. Jones at the time of such change of control and assumed or substituted in connection with such change of control, will, following his termination as described above, accelerate and vest in full and such options will remain exercisable until the earlier of the first anniversary of Mr. Jones’ termination (or three months following such termination in the case of incentive stock options) and the last day of any applicable option term.

Mr. Jones’ right to receive the severance payments and benefits described above under his employment agreement is conditioned upon his execution and non-revocation of a separation agreement containing a general release of claims. Mr. Jones’ employment agreement contains certain restrictive covenants, including non-disclosure of confidential information, assignment of rights to intellectual property, a non-competition covenant that runs for 12 months following his termination of employment for any reason, a non-solicitation covenant with respect to certain of our customers, vendors, suppliers and business partners that runs for 12 months following his termination of employment for any reason and a non-solicitation covenant with respect to our employees and independent contractors that runs for 12 months following his termination of employment.

DIRECTOR COMPENSATION

Compensation Summary

The following table and footnotes provide information regarding the compensation paid to our non-executive directors for the year ended December 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Stock Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Göran Ando	100,000	99,729	36,107	—	235,836
Douglas Godshall(3)	31,071	91,418	32,825	—	155,314
Ron Eastman	—	—	—	—	—
John Landis	60,000	91,418	32,825	—	184,243
David Guyer	77,500	91,418	32,825	—	201,743
Wendy DiCicco	70,000	91,418	32,825	—	194,243
Ye Liu(4)	—	—	—	—	—

(1)
The amounts in these columns reflect the grant date fair value as determined in accordance with FASB ASC Topic 718. The underlying valuation assumptions for equity awards are further disclosed in Note 11 of the audited financial statements filed with our Annual Report on Form 10-K for the year ended December 31, 2021.
(2)
The following table shows the aggregate number of outstanding shares underlying outstanding options and restricted stock units held by our non-executive directors as of December 31, 2021:

Name	Outstanding Option Awards	Outstanding Stock Awards
Göran Ando	30,350	2,750
Douglas Godshall	39,016	2,500
Ron Eastman	—	—
John Landis	26,350	2,500
David Guyer	22,350	2,500
Wendy DiCicco	22,350	2,500
Ye Liu	—	—

(3)
Mr. Godshall did not stand for re-election at the 2021 Annual Meeting, but is included above to show amounts earned during 2021 while still serving.
(4)
Mr. Liu was appointed by Ocumension Therapeutics as their Investor Designee pursuant to the terms of the Share Purchase Agreement as filed with the SEC on Form 8-K, January 4, 2021.

Elements of Non-Executive Director Compensation

The rates of compensation to our non-executive directors in effect for the year ended December 31, 2021, and continuing until otherwise modified in the future, were as follows:

•
annual retainer of $75,000 for the Board chair and $45,000 for each other Board member (as of February 2022, $80,000 and $45,000, respectively);
•
annual retainer of $20,000 for the chair and $10,000 for each member of the Audit Committee;
•
annual retainer of $15,000 for the chair and $7,500 for each member of the Compensation Committee;
•
annual retainer of $10,000 for the chair and $5,000 for each member of the Governance and Nominating Committee;
•
annual retainer of $15,000 for the chair and $7,500 for each member of the Science Committee;
•
in the event a director attends more than twelve committee meetings, meeting attendance fees of $1,000 for each Board and committee meeting attended thereafter;
•
initial grant of an option to purchase 8,000 shares for a new director, which vests in three equal annual installments commencing on the first anniversary of the date of grant (as of February 2022, 22,000 options and 6,000 restricted stock units);
•
annual grants of options for the Board chair and other non-executive directors, other than Mr. Eastman and Mr. Liu, subject to allowable allocations between stock options and restricted stock units utilizing relative values between each instrument determined in consultation with the Company’s compensation consultant. Annual grants vest on the first anniversary of the date of grant.
•
On February 9, 2022, the Compensation Committee approved the following annual equity awards consisting of stock options and restricted stock awards as described above.

Name	Option Award	Stock Award
Göran Ando	12,000	3,250
John Landis	11,000	3,000
David Guyer	11,000	3,000
Wendy DiCicco	11,000	3,000

Ms. Lurker receives no additional compensation for serving as a director. Neither Mr. Eastman nor Mr. Liu receive compensation for serving as a director, although they are entitled to seek reimbursement for reasonable expenses incurred in connection with service on the Board and is entitled to the same benefits, including benefits under any director and officer indemnification or insurance policy maintained by us, as any other non-employee director of the Board.

INFORMATION ABOUT STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder proposals for inclusion in our proxy statement: To be eligible for inclusion in our proxy statement and form of proxy relating to our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), stockholder proposals must be submitted pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, and received at our principal executive offices no later than January 9, 2023, which is 120 calendar days before May 9, 2023—the anniversary of the date the proxy statement was released to stockholders in connection with the 2022 Annual Meeting. If the date of the 2023 Annual Meeting is changed by more than 30 days from the anniversary date of the 2022 Annual Meeting held on June 23, 2022, then the deadline is a reasonable time before we begin to print and mail proxy materials.

Other stockholder proposals: A nomination of one or more persons for election as a director or any other stockholder proposal not included in our proxy statement for the 2023 Annual Meeting will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Company Secretary at our principal executive offices and otherwise complies with the provisions of our By-Laws. To be timely, our By-Laws provide that we must receive the stockholder’s notice: (i) not less than 60 days in advance of the meeting if the meeting is to be held on a day which is within 30 days preceding the anniversary of the 2022 Annual Meeting, (ii) not less than 90 days in advance of the meeting if the meeting is to be held on or after the anniversary of the 2022 Annual Meeting, and (iii) in any other cases, not more than 15 days following the date on which notice or public disclosure (as defined in our By-Laws) of the date of the 2023 Annual Meeting is made.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 24, 2023.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the foregoing requirements and with the SEC regulations regarding stockholder proposals.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, stockholders of record who have the same address and last name may receive only one Notice of Internet Availability of Proxy Materials, unless we are notified that one or more of these stockholders wishes to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the Notice of Internet Availability of Proxy Materials, or if you hold our stock in more than one account, and in either case you wish to receive only a single copy of the Notice of Internet Availability of Proxy Materials for your household, please contact our Company Secretary by mail, c/o EyePoint Pharmaceuticals, Inc., 480 Pleasant Street, Suite A-210, Watertown, MA 02472, or by phone at (617) 926-5000. If you participate in householding and wish to receive a separate copy of the Notice of Internet Availability of Proxy Materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies of this document in the future, please contact our Company Secretary as indicated above.

If your shares are held in street name through a broker, bank or other intermediary, please contact your broker, bank or intermediary directly if you have questions, require additional copies of our proxy materials or wish to receive a single copy of such materials in the future for all beneficial owners of shares of our common stock sharing an address.

ANNEX A

AMENDMENT No. 4 TO THE

EYEPOINT Pharmaceuticals, Inc.

amended and restated

2016 Long Term Incentive Plan

WHEREAS, EyePoint Pharmaceuticals, Inc. (the “Company”) maintains the EyePoint Pharmaceuticals, Inc. Amended and Restated 2016 Long-Term Incentive Plan, which was originally effective as of December 12, 2016 and amended as of February 21, 2019, June 25, 2019, March 25, 2021 and June 22, 2021 (as amended, the “Plan”);

WHEREAS, pursuant to Section 9 of the Plan, the Compensation Committee (“Compensation Committee”) of the Board of Directors of the Company (the “Board”) may amend the Plan at any time; provided that, amendments to the Plan must be approved by the Company’s stockholders if and to the extent required by applicable laws or stock exchange requirements (“Stockholder Approval”);

WHEREAS, the Compensation Committee, in consultation with its independent compensation consultant, has determined that it is advisable and in the best interests of the Company and its stockholders to increase the number of shares of the Company’s common stock, $0.001 par value per share, reserved for issuance under the Plan by 2,000,000 shares (the “Share Increase”);

WHEREAS, pursuant to Section 9 of the Plan, in order to effect the Share Increase, Stockholder Approval must be obtained;

Whereas, the Compensation Committee has approved the Share Increase and has recommended that the Board adopt and approve the Share Increase subject to Stockholder Approval;

WHEREAS, the Board desires to amend the Plan to provide for the Share Increase as set forth in this amendment to the Plan (this “Amendment”), effective upon receipt of Stockholder Approval; and

WHEREAS, capitalized terms used in this Amendment but not defined herein shall have the meaning given to them in the Plan.

NOW, THEREFORE, the Board hereby amends the Plan, effective upon receipt of the Stockholder Approval, as follows:

1.
Section 4(a) of the Plan is deleted and replaced in its entirety with the following:

4. LIMits on Awards Under the Plan.

“(a) Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be issued in satisfaction of Equity Awards under the Plan is 5,900,000, plus 33,674 shares of Stock that remained available for grant under the 2008 Plan as of October 3, 2016, plus any shares of Stock that would otherwise have become available for grant under the 2008 Plan after October 3, 2016 as a result of the termination or forfeiture of awards under 2008 Plan. Up to the total number of shares of Stock set forth in the preceding sentence may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Equity Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by excluding any shares of Stock underlying Awards that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Stock. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards will not reduce the number of shares available for Awards under the Plan. The number of shares of Stock that may be delivered under Substitute Awards will be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan, and such Substitute Awards will not be subject to the per-Participant Award limits described in Section 4(c) below.”

2.
Except as specifically provided in and modified by this Amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this Amendment, effective upon receipt of Stockholder Approval.

* * *

EYEPOINT PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2016 Long Term INCENTIVE PLAN

(conformed copy including amendments on February 21, 2019, June 25, 2019, March 25, 2021 and June 22, 2021)

1.
DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and includes certain operational rules related to those terms.

2.
PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock, Stock-based and other incentive Awards.

3.
ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; determine the form of settlement of Awards (whether in cash, shares of Stock, or other property); prescribe forms, rules and procedures relating to the Plan and Awards; and otherwise do all things necessary or desirable to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all persons.

4.
LIMITS ON AWARDS UNDER THE PLAN
(a)
Number of Shares. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be issued in satisfaction of Equity Awards under the Plan is 3,900,000, plus 33,674 shares of Stock that remained available for grant under the 2008 Plan as of the Date of Adoption, plus any shares of Stock that would otherwise have become available for grant under the 2008 Plan after the Date of Adoption as a result of the termination or forfeiture of awards under 2008 Plan. Up to the total number of shares of Stock set forth in the preceding sentence may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan. For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Equity Awards will be determined (i) by including shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by including the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by excluding any shares of Stock underlying Awards that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance of Stock. For the avoidance of doubt, the number of shares of Stock available for delivery under the Plan will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with Section 422. To the extent consistent with the requirements of Section 422 and the regulations thereunder, and other applicable legal requirements (including applicable stock exchange requirements), Stock issued under Substitute Awards will not reduce the number of shares available for Awards under the Plan. The number of shares of Stock that may be delivered under Substitute Awards will be in addition to the limitations set forth in this Section 4(a) on the number of shares available for issuance under the Plan, and such Substitute Awards will not be subject to the per-Participant Award limits described in Section 4(c) below..
(b)
Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.
(c)
Section 162(m) Limits. Subject to Section 4(d) below, the following additional limits will apply to Awards of the specified type granted or, in the case of Cash Awards, payable to any person in any calendar year:
(1)
Stock Options: 300,000 shares of Stock.
(2)
SARs: 300,000 shares of Stock.
(3)
Awards other than Stock Options, SARs or Cash Awards: 300,000 shares of Stock.
(4)
Cash Awards: $5,000,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock underlying those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered, or the value of which could be paid in cash or other property, under an Award or Awards of the type specified in clause (3) assuming a maximum payout; (iv) Awards other than Cash Awards that are settled in cash will count against the applicable share limit under clause (1), (2) or (3) and not against the dollar limit under clause (4); and (v) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards.

(d)
Limitations on Awards to Directors. The aggregate value of all compensation granted or paid to any Director with respect to any calendar year, including all Awards granted under the Plan and any other fees or compensation paid to such Director outside of the Plan for his or her services as a Director during such calendar year, will not exceed $350,000 in the aggregate, calculating the value of any Awards in accordance with FASB ASC Topic 718 (or any successor provision), assuming maximum performance (if applicable). The Board may make an exception to such limit for any Director in extraordinary circumstances, as the Board may determine in its discretion, provided that any Director who is granted or paid such additional compensation may not participate in the decision to grant or pay such additional compensation. The limitations applicable to Director Awards will not apply to any Award or shares of Stock granted pursuant to a Director’s election to receive an Award or shares of Stock in lieu of cash retainers or other fees

(to the extent such Award or shares of Stock have a fair value equal to the value of such cash retainers or other fees).
(e)
Award Vesting/Exercisability/Payment/Distribution Limitations. (i) No portion of any grant of Restricted Stock shall be scheduled to vest prior to the date that is one (1) year following the date the Restricted Stock is granted; (ii) no portion of any grant of an Stock Option or SAR shall be scheduled to become exercisable prior to the date that is one (1) year following the date the Stock Option or SAR is granted; and (iii) no portion of any grant of a Restricted Stock Unit or Cash Award shall be scheduled to vest or be settled, paid or distributed prior to the date that is one (1) year following the date the applicable Restricted Stock Unit or Cash Award is granted; provided; however, that Awards that result in the issuance (as determined in accordance with the rules set forth in Section 4(a)) of an aggregate of up to five percent (5%) of the shares of Stock reserved for issuance under Section 4(a) may be granted to eligible persons without regard to the minimum vesting, exercisability, settlement, payment and distribution provisions of this Section 4(e).
5.
ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and Directors of, and consultants and advisors to, the Company and its Affiliates. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for SARs and Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Award to the Company or a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E) or to other individuals who the Company reasonably anticipates will begin providing direct services to the Company or a subsidiary of the Company within twelve (12) months following an Award’s date of grant.

6.
RULES APPLICABLE TO AWARDS
(a)
All Awards.
(1)
Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, Substitute Awards may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.
(2)
Term of Plan. No Awards may be made after 10 years from the Date of Adoption, but previously granted Awards may continue beyond that date in accordance with their terms.
(3)
Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs, subject to applicable securities and other laws and such limitations as the Administrator may impose.
(4)
Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:
(A)
Except as provided in (B) and (C) below, immediately upon the cessation of the Participant’s Employment each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.
(B)
Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(C)
Subject to (D) below, all Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.
(D)
All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.
(5)
Recovery of Compensation. The Administrator may provide in any case that outstanding Awards (whether or not vested or exercisable) and the proceeds from the exercise or disposition of Awards or Stock acquired under Awards will be subject to forfeiture and disgorgement to the Company, with interest and other related earnings, if the Participant to whom the Award was granted violates (i) a non-competition, non-solicitation, confidentiality or other restrictive covenant by which he or she is bound, or (ii) any Company policy applicable to the Participant that provides for forfeiture or disgorgement with respect to incentive compensation that includes Awards under the Plan. In addition, the Administrator may require forfeiture and disgorgement to the Company of outstanding Awards and the proceeds from the exercise or disposition of Awards or Stock acquired under Awards, with interest and other related earnings, to the extent required by law or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended, and any related Company policy. Each Participant, by accepting or being deemed to have accepted an Award under the Plan, agrees to cooperate fully with the Administrator, and to cause any and all permitted transferees of the Participant to cooperate fully with the Administrator, to effectuate any forfeiture or disgorgement required hereunder. Neither the Administrator nor the Company nor any other person, other than the Participant and his or her permitted transferees, if any, will be responsible for any adverse tax or other consequences to a Participant or his or her permitted transferees, if any, that may arise in connection with this Section 6(a)(5).
(6)
Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes with respect to any Award as it deems necessary. The Administrator may hold back shares of Stock from an Equity Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the maximum statutory rates for the applicable jurisdictions or such greater amount as would not result in adverse accounting consequences to the Company under FASB ASC Topic 718 (or any successor provision)).
(7)
Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose. Notwithstanding anything to the contrary in the Plan, any dividends or dividend equivalents payable or credited with respect to an Award shall not vest or be paid unless and until the Award to which the dividends or dividend equivalents correspond becomes vested.
(8)
Rights Limited. Nothing in the Plan will be construed as giving any person the right to be granted an Award or to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.
(9)
Section 162(m). In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator shall establish the Performance Criterion (or Criteria) applicable to the Award within the time period required under Section 162(m) and the grant, vesting or payment, as the case may be, of the Award will be conditioned upon the satisfaction of the Performance Criterion (or Criteria) as certified by the Administrator. The Administrator shall grant and administer such Performance Awards pursuant to the requirements of Section 162(m), unless the Administrator subsequently determines that such Awards are not, or are no longer, intended to qualify as “performance-based compensation” under Section 162(m). For the avoidance of doubt, in the case of an Award otherwise intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator may provide for payment or vesting under the Award in the event of the death or disability of the Participant or a change in ownership or control of the Company without regard to the conditions that would apply to so qualify the Award, including the requirement of this Section 6(a)(9) that payment or vesting be conditioned upon the satisfaction of Performance Criterion (or Criteria) and including the limits set forth in Section 4(c).
(10)
Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) under the Plan if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.
(11)
Section 409A.
(A)
Without limiting Section 11(b) hereof, each Award will contain such terms as the Administrator determines, and will be construed and administered, such that the Award either qualifies for an exemption from the requirements of Section 409A or satisfies such requirements.
(B)
If a Participant is deemed on the date of the Participant’s termination of Employment to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B), then, with regard to any payment that is considered nonqualified deferred compensation under Section 409A, to the extent applicable, payable on account of a “separation from service”, such payment will be made or provided on the date that is the earlier of (i) the expiration of the six-month period measured from the date of such “separation from service” and (b) the date of the Participant’s death (the “Delay Period”). Upon the expiration of the Delay Period, all payments delayed pursuant to this Section 6(a)(11) (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such delay) will be paid on the first business day following the expiration of the Delay Period in a lump sum and any remaining payments due under the Award will be paid in accordance with the normal payment dates specified for them in the applicable Award agreement.
(C)
For purposes of Section 409A, each payment made under this Plan shall be treated as a separate payment.
(b)
Stock Options and SARs.
(1)
Time and Manner of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a physical or electronic notice of exercise in a form acceptable to the Administrator that is signed by the appropriate person and accompanied by any payment required under the Award. Any attempt to exercise a Stock Option or SAR by any person other than the Participant will not be given effect unless the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.
(2)
Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (in the case of an ISO granted to a 10-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant.
(3)
Payment of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price must be by cash or check acceptable to the Administrator or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of previously acquired unrestricted shares of Stock, or the withholding of unrestricted shares of Stock otherwise deliverable upon exercise, in either case that have a Fair Market Value equal to the exercise price, (ii) through a broker-assisted exercise program acceptable to the Administrator, (iii) by other means acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. The delivery of previously acquired shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.
(4)
Maximum Term. The maximum term of Stock Options and SARs may not exceed 10 years from the date of grant (or five years from the date of grant in the case of an ISO granted to a 10-percent shareholder described in Section 6(b)(2) above).
(5)
No Repricing. Except in connection with a corporate transaction involving the Company (which term includes, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) or as otherwise contemplated by Section 7 below, the Company may not, without obtaining shareholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the Fair Market Value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.
7.
EFFECT OF CERTAIN TRANSACTIONS
(a)
Mergers, etc. Except as otherwise expressly provided in an Award agreement, the following provisions will apply in the event of a Covered Transaction:
(1)
Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for (A) the assumption or continuation of some or all outstanding Awards or any portion thereof or (B) the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.
(2)
Cash-Out of Awards. Subject to Section 7(a)(5), below the Administrator may provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Equity Award or portion thereof to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of a SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines; provided, however, for the avoidance of doubt, that if the exercise or purchase price (or base value) of an Equity Award is equal to or greater than the Fair Market Value of one share of Stock, the Award may be cancelled with no payment due hereunder or otherwise in respect of such Equity Award.
(3)
Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may provide that any Award requiring exercise will become exercisable, in full or in part, and/or that the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a shareholder in the Covered Transaction.
(4)
Termination of Awards upon Consummation of Covered Transaction. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) immediately upon consummation of the Covered Transaction, other than (A) any Award assumed pursuant to Section 7(a)(1) above, and (B) any Cash Award that by its terms, or as a result of action taken by the Administrator, continues following the Covered Transaction.
(5)
Additional Limitations. Any share of Stock and any cash or other property delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or an acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.
(b)
Changes in and Distributions with Respect to Stock.
(1)
Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC Topic 718 (or any successor provision), the Administrator shall make appropriate adjustments to the maximum number of shares of Stock specified in Section 4(a) that may be issued under the Plan, and shall make appropriate adjustments to the number and kind of shares of stock or securities underlying Equity Awards then outstanding or subsequently granted, any exercise or purchase prices (or base values) relating to Awards and any other provision of Awards affected by such change.
(2)
Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to shareholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and the performance-based compensation rules of Section 162(m), to the extent applicable.
(3)
Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.
8.
LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to the exercise of an Award or the delivery of shares of Stock under an Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.
AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, however, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon shareholder approval only to the extent, if any, such approval is required by law (including the Code) or applicable stock exchange requirements, as determined by the Administrator.

10.
OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.
MISCELLANEOUS
(a)
Waiver of Jury Trial. By accepting or being deemed to have accepted an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting or being deemed to have accepted an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.
(b)
Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant, to any permitted transferee, to the estate or beneficiary of any Participant or any permitted transferee, or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12.
ESTABLISHMENT OF SUB-PLANS

The Administrator may at any time and from time to time establish one or more sub-plans under the Plan (for local-law compliance purposes or other administrative reasons determined by the Administrator) by adopting supplements to the Plan containing, in each case, such limitations on the Administrator’s discretion under the Plan, and such additional terms and conditions, as the Administrator deems necessary or desirable. Each supplement so established will be deemed to be part of the Plan but will apply only to Participants within the group to which the supplement applies (as determined by the Administrator).

13.
GOVERNING LAW
(a)
Certain Requirements of Corporate Law. Equity Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.
(b)
Other Matters. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of our based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.
(c)
Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“2008 Plan”: The pSivida Corp. 2008 Incentive Plan, as from time to time amended and in effect.

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members (or one or more other members of the Board, including the full Board) such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant Awards to the extent permitted by Section 157(c) of the Delaware General Corporation Law; and (iii) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term “Administrator” will include the person or persons so delegated to the extent of such delegation.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash.

“Cause”: In the case of any Participant who is party to an employment or severance-benefit agreement that contains a definition of “Cause,” the definition set forth in such agreement will apply for Plan purposes for so long as such agreement is in effect with respect to such

Participant. In every other case, “Cause” will mean, as determined by the Administrator, (i) a substantial failure of the Participant to perform the Participant’s duties and responsibilities to the Company or subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) the commission by the Participant of a felony or a crime involving moral turpitude; (iii) the commission by the Participant of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Company or any of its subsidiaries; (iv) a significant violation by the Participant of the code of conduct of the Company or its subsidiaries of any material policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; (v) material breach of any of the terms of the Plan or any Award made under the Plan, or of the terms of any other agreement between the Company or subsidiaries and the Participant; or (vi) other conduct by the Participant that could be expected to be harmful to the business, interests or reputation of the Company.

“Code”: The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: EyePoint Pharmaceuticals, Inc., a Delaware corporation.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Date of Adoption”: The earlier of the date the Plan was approved by the Company’s shareholders or adopted by the Board, as determined by the Committee.

“Director”: A member of the Board who is not an Employee.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to, the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“Equity Award”: An Award other than a Cash Award.

“Fair Market Value”: As of a particular date, (i) the closing price for a share of Stock reported on the NASDAQ Global Market (or any other national securities exchange on which the Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported or (ii) in the event that the Stock is not traded on a national securities exchange, the fair market value of a share of Stock determined by the Administrator consistent with the rules of Section 422 and Section 409A to the extent applicable.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Administrator may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended to so qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto need not be based upon an increase, a positive or improved result or avoidance of loss. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure or objectively determinable measures of performance relating to any, or any combination of, the following (measured either absolutely or comparatively (including, without limitation, by reference to an index or indices or the performance of one or more companies) and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof and subject to such adjustments, if any, as the Committee specifies, consistent with the requirements of Section 162(m)) : sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; shareholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The EyePoint Pharmaceuticals, Inc. 2016 Long Term Incentive Plan, as from time to time amended and in effect.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified service- or performance-based conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“SAR”: A right entitling the holder upon exercise to receive an amount (payable in cash or in shares of Stock of equivalent value) equal to the excess of the Fair Market Value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common stock of the Company, par value $0.001 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

“Substitute Awards”: Equity Awards issued under the Plan in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Eyepoint pharmaceuticals vote c123456789 000000000.000000 ext 000000000.000000 ext endorsement_line sackpack 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext mr a sample designation (if any) add 1 add 2 add 3 add 4 add 5 add 6 your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online go to www.envisionreports.com/eypt-sp or scan the qr code login details are located in the shaded bar below. Phone call toll free 1-800-652-vote (8683) within the usa, us territories and canada save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/eypt-spusing a black ink pen, mark your votes with an x as shown in this example. Please do not write outside the designated areas. Special meeting proxy card 1234 5678 9012 345 if voting by mail, sign, detach and return the bottom portion in the enclosed envelope. A the board of directors recommends you vote for proposal 1 . For against abstain 1. To approve an amendment to the eyepoint pharmaceuticals, inc. 2016 long-term incentive plan to increase the number of shares authorized for issuance thereunder by 2,000,000 shares. C authorized signatures — this section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) please print date below. Signature 1 please keep signature within the box. Signature 2 please keep signature within the box. C 1234567890 j n t 1 u p x 5 5 2 1 2 8 mr a sample (this area is set up to accommodate 140 characters) mr a sample and mr a sample and mr a sample and mr a sample and mr a sample and mr a sample and mr a sample and mr a sample and 03oste

The 2022 Special Meeting of Stockholders of EyePoint Pharmaceuticals will be held on November 10, 2022 at 9:00am Eastern Time, virtually via the internet at www.meetnow.global/MMLNNFK. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on November 10, 2022: The Proxy Statement for the Special Meeting is available at www.edocumentview.com/EYPT-SP for street holders and www.envisionreports.com/EYPT-SP for registered holders. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/EYPT-SP IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy EyePoint Pharmaceuticals, Inc. Notice of 2022 Special Meeting of Stockholders Proxy Solicited by the Board of Directors for the Special Meeting of Stockholders November 10, 2022 The undersigned hereby appoints Nancy S. Lurker and Ron I. Honig, and each of them, each with the full power of substitution, as proxies to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of EyePoint Pharmaceuticals, Inc. to be held on Thursday, November 10, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in the manner directed by the stockholder. If no such directions are indicated, each of the Proxies will have authority to vote FOR proposal 1. In his or her discretion, each of the Proxies is authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address Please print new address below. Comments Please print your comments below.